SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 18, 2020
World Wrestling Entertainment, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-16131	04-2693383

(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1241 East Main Street, Stamford, CT		06902

(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (203) 352-8600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	WWE	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company ad defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On November 18, 2020, World Wrestling Entertainment, Inc. (the “Company”) entered into a term sheet (the “Term Sheet”) to settle the previously disclosed action titled City of Warren Police and Fire Retirement System, individually and on behalf of all others similarly situated, v. World Wrestling Entertainment, Inc., Vincent K. McMahon, George A. Barrios, and Michelle D. Wilson, No. 1:20-cv-02031-JSR, currently pending in the United States District Court for the Southern District of New York (the “Court”). Plaintiffs in the lawsuit alleged securities law violations by the Company, its current Chief Executive Officer and its former Co-Presidents, related to certain disclosures concerning the Company’s business relationship in and with the Kingdom of Saudi Arabia. The Term Sheet was reached in connection with a voluntary mediation which involved the Plaintiffs and their counsel, the Company and its counsel, and the Company’s insurance carriers.  Aside from the Term Sheet, there will be other standard and customary terms of class action settlements in the stipulation of settlement.  The settlement is subject to notice to the class and preliminary and final approval by the Court.

The settlement will include a full release of all Defendants in connection with the allegations made in the lawsuit, and will not contain any admission of liability or admission as to the validity or truth of any or all allegations or claims by any of the Defendants.

The Term Sheet provides for a settlement payment, subject to Court approval, of $39 million (inclusive of all Plaintiffs’ attorneys fees and expenses and settlement costs), all of which the Company expects will be paid by the Company’s insurance carriers.

The Company believes that resolving the matter is the right business decision and that it is prudent to end the protracted and uncertain class action process.

Cautionary Note Regarding Forward-Looking Statements

This Report on Form 8-K contains forward-looking statements. Forward-looking statements may be identified by words such as “expects,” “intends,” “anticipates,” “plans,” “believes,” “seeks,” “estimates,” “will,” or words of similar meaning.  Forward-looking statements made by the Company speak only as of the date made, are subject to change without any obligation on the part of the Company to update or revise them, and undue reliance should not be placed on these statements. For more information about risks and uncertainties associated with the Company’s business, please refer to the “Management's Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s Form 10-Q for the quarter ended September 30, 2020, and the Company’s other SEC filings, including, but not limited to, its annual report on Form 10-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLD WRESTLING ENTERTAINMENT, INC.
By:	/s/ Kristina Salen
Kristina Salen
Chief Financial Officer
Dated:  November 20, 2020